Exhibit 99.1

News Release	FMC Technologies Inc 1803 Gears Road Houston, TX 77067

For Release: Immediate

Media	Marvin Brown Bruce Bullock	(281) 591-4212 (281) 591-4429
Investors	Maryann Seaman	(312) 861-6414

FMC Technologies Obtains $250 Million Revolving Credit Facility

HOUSTON, April 30, 2004 – FMC Technologies, Inc. (NYSE: FTI) today reported it has obtained a committed $250 million, five-year revolving credit facility, replacing the committed $150 million, 364-day credit facility that matured in April 2004. The new facility matures in April 2009.

The Company now has combined committed bank lines of $500 million, including a $250 million, five-year revolving credit facility that matures in April 2006.

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FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. The Company designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production and Energy Processing), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 8,600 people and operates 32 manufacturing facilities in 16 countries.

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature and are subject to risks and uncertainties that are beyond the Company’s ability to control. Forward-looking statements are qualified in their entirety by the cautionary language set forth in the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties described in the Cautionary Note Regarding Forward-Looking Statements in Management’s Discussion and Analysis of Financial Condition and Results of Operations in the Company’s 2003 Annual Report on Form 10-K. The Company cautions shareholders and prospective investors that actual results may differ materially from those indicated by the forward-looking statements.